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                                                                    EXHIBIT 3.22

                                   BYLAWS
                                     OF
                            HORIZON SEISMIC, INC.

                                     I.

                                CAPITAL STOCK

         Section 1. Certificates Representing Shares. Certificates in the form determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the share transfer records of the Company as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. Each certificate shall be signed by the President or a Vice President and either the Secretary or any Assistant Secretary, and may bear the seal of the Company or a facsimile thereof . The signatures of such officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Company itself or an employee of the Company. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were that officer at the date of its issuance.

         Section 2. Issuance. Shares having a par value (both treasury and authorized but unissued) may be issued for such consideration, expressed in dollars, not less than par value, and to such persons as the Board of Directors may determine from time to time. Shares without par value may be issued for such consideration, expressed in dollars, as may be fixed from time to time by the Board of Directors. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

         Section 3.       Payment for Shares.

         (a) The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Company), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

         (b) In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.





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         (c)     When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

         (d) The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

         Section 4. Lost, Stolen, or Destroyed Certificates. The Company shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

         (a) Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; and

         (b) Requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

         (c) Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Company may direct, to indemnify the Company (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

         (d) Satisfies any other reasonable requirements imposed by the Company.

When a certificate has been lost, apparently destroyed, or wrongfully taken, and the holder of record fails to notify the Company within a reasonable time after the holder has notice of it, and the Company registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Company for the transfer or for a new certificate.

         Section 5. Registered Owner. Prior to due presentment for registration or transfer of a certificate for shares, the Company is entitled to treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder. The Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 6. Shareholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of stock of the Company. Unless and until such appointment is made, the Secretary of the Company shall maintain among other records a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Company, the number of shares held by each, the certificate numbers representing such shares, and whether or not such shares originate from original issues or from transfer. The names





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and addresses of the shareholders, as they appear on the stock certificate book, shall be the official list of shareholders of record of the Company for all purposes. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

         Section 7. Transfer of Shares. The shares of the Company shall be transferable only on the share transfer records of the Company by the holder of record thereof, or by a duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates) for such shares. The Company shall register the transfer of a certificate for shares presented to it for transfer provided the Company has no notice of an adverse claim or has discharged any duty to inquire into such a claim, and any applicable law relating to the collection of taxes has been complied with. All certificates surrendered for transfer shall be cancelled, and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Company and any transfer agent or registrar (including the requirement of a bond or of indemnification) as the Board of Directors or the Secretary may prescribe.

         Section 8. Agreements Among Shareholders. The shareholders of the Company shall have the power to make, amend and terminate any Voting Agreement, Voting Trust or Buy-Sell Agreement as they may deem proper.

                                      II.

                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Company, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 2. Annual Meeting. Annual meetings of the shareholders, commencing with the year 1994, shall be held on the second Tuesday of April of each year at such hour as may be designated in the notice of the meeting, if such day is not a legal holiday and, if a holiday, then on the first following day that is not a legal holiday. The Board of Directors may postpone the time of holding the annual meeting of shareholders for such period not exceeding ninety (90) days, as they may deem advisable. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company nor impair the powers, rights and duties of the Company's officers and Directors. At annual meetings, the shareholders shall elect Directors and transact such other





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business as may properly be brought before the meeting.  If the election of
Directors shall not be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

         Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors. Special meetings of shareholders shall be called by the President or the Secretary upon the written request of the holders of shares equal to not less than ten percent (10%) of all the outstanding shares of the Company entitled to vote at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

         Section 4. Notice of Meeting. Written notice of all meetings stating the place, day, and hour of each meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the Company, with postage thereon prepaid. Waiver by a shareholder in writing of notice of a shareholders, meeting, signed by the shareholder, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a shareholder, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of such meeting of which such shareholder has had no notice.

         Section 5. Closing of Share Transfer Records and Fixing of Record Date for Meetings. The Board of Directors may, by resolution, fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other purposes (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders). Such date, in any case, shall not be more than sixty
(60) days and less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the share transfer records are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such





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determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

         Section 6. Voting List. The officer or agent having charge of the share transfer records for shares of the Company shall make, at least ten
(10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to which shareholders are entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section shall not affect the validity of any action taken at such meeting.

         Section 7. Voting at Meetings. Each holder of shares of the Company entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders for each such share, either in person or by proxy, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

         Section 8. Proxies. At any meeting of shareholders, a shareholder having the right to vote may vote by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

         Section 9. Quorum. Unless otherwise provided in the Articles of Incorporation of the Company, the holders of a majority of the shares issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time, without further notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than fifty (50) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the





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act of the shareholders' meeting unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 10. Presiding Officer and Conduct of Meetings. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and shall automatically serve as Chairman of such meetings. In the absence of the Chairman of the Board of Directors, or if the Directors neglect or fail to elect a Chairman, then the President of the corporation shall preside at the meetings of the shareholders and shall automatically be the Chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting.

         Section 11. Action by Shareholders without Meeting. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote with respect to the subject matter thereof were present and voted. Every written consent shall bear the date of signature of each shareholder. Prompt notice of the taking of any action by the shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

         Section 12. Fixing Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to Section 5 of this Article, whenever action is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by applicable law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action or proposed action to be taken is delivered to the Company by delivery to its registered office, its principal place of business or an officer or agent of the Company having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the President or the principal executive officer of the Company. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by statute, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.





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         Section 13.      Telephone Meetings.  Subject to the provisions of
applicable law and these Bylaws regarding notice of meetings, the shareholders may, unless otherwise restricted by the Articles of Incorporation or these Bylaws, participate in and hold a meeting using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

                                      III.

                                   DIRECTORS

         Section 1. Management. The powers of the Company shall be exercised by or under the authority of, and the business, affairs and property of the Company shall be managed and controlled under the direction of the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 2. Number and Tenure. The Board of Directors shall consist of at least three (3) members, which number shall be fixed by the Board of Directors and may be increased or decreased from time to time by resolution of the Board of Directors, but shall never be less than one (1) and, provided that no decrease shall effect the shortening of the term of any incumbent Director. The Directors shall be elected at each annual meeting of shareholders, except as provided in Section 4 below. At each election, the persons receiving the greatest number of votes shall be elected Directors. Unless sooner removed in accordance with these Bylaws or until the Company has received a written resignation, members of the Board of Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and qualified.

         Section 3. Qualifications. Directors need not be shareholders of the Company or residents of any particular state.

         Section 4. Vacancies. Any vacancies occurring in the Board of Directors, including vacancies resulting from any increase in the number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the entire Board, and the Directors so elected shall hold office for the unexpired term of their predecessors in office until the next annual meeting and until their successors are elected and have qualified. A vacancy shall be deemed to exist by reason of the death, resignation, or upon the failure of shareholders to elect Directors to fill the unexpired terms of Directors removed in accordance with the provisions of these Bylaws.





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         Section 5.       Place of Meeting.  Meetings of the Board of Directors
may be held either within or without the State of Texas, at whatever place is specified by the officer or Director calling a meeting or at the same place as the annual meeting of shareholders. In the absence of specific designation, the meeting shall be held at the principal office of the Company.

         Section 6. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it. No notice of annual meetings need be given to either old or new members of the Board of Directors. Regular meetings may be held at such other times as shall be designated by the Board of Directors.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call or at the request of the President, the Secretary, or any Director of the Company. The person or persons authorized to call special meetings of the Board of Directors may fix any place for holding any special meeting of the Board of Directors called by them. Notice shall be delivered personally or sent by mail or telegram to the last known address of each Director at least three (3) days before the meeting. Oral notice may be substituted for such written notice if given not later than one (1) day before the meeting. Notice of the time, place, and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Any Director may waive notice of any meeting. Attendance of a Director at such meeting shall also constitute waiver of notice thereof, except where the Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

         Section 8. Quorum. At all meetings of the Board of Directors, the presence of a majority of the number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. The act of a majority of the Directors present at such meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special Directors, meeting may be adjourned from time to time by those present, whether a quorum is present or not.

         Section 9. Chairman. A majority of the Directors shall elect from its members a Chairman who shall preside at all meetings of the Board of Directors. The Chairman shall hold this office until the next regular meeting of the Directors or until his successor shall have been elected and qualified. In the absence of the Chairman, or if the Directors neglect or fail to elect a Chairman, then the President of the Company, if he is a member of the Board of Directors, shall automatically serve as Chairman of the Board of Directors.





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         Section 10.      Secretary.  The Board of Directors shall designate a
person to serve as Secretary at the meetings of the Board. The Secretary of the Board of Directors may be the Secretary of the Company or may be any officer or agent the Company or a member of the Board of Directors. The Secretary of the Board shall be present at all Directors' meetings and record the minutes of such meetings. If the Secretary of the Company is not available, then the Chairman, or the President, as the case may be, may appoint a person to serve as Secretary of the meeting, and such person shall not be required to be a member of the Board of Directors nor an officer of the Company.

         Section 11. Compensation. The Board of Directors shall have authority to determine, from time to time, by resolution of the Board of Directors, the amount of compensation, if any, which shall be paid to its members for their services as Directors and as members of standing or special committees. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

         Section 12. Interest of Directors in Contracts. Any contract or other transaction between the Company and one (1) or more of its Directors, or between the Company and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Company and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Company, which acts upon, or in reference to, such contract or transaction, and notwithstanding their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

         Section 13. Removal. The entire Board of Directors or any individual Director may be removed from office, either for or without cause, at any special meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at elections of Directors. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of the holders of a majority of the shares represented at such meeting and entitled to vote for the election of Directors. For cause, a Director may be removed at any meeting of Directors by a majority vote of the Directors in office.

         Section 14. Action by Directors Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board of Directors or executive committee, as the case may be. As permitted by
Article 9.10C





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of the Texas Business Corporation Act, members of the Board of Directors, or members of any committee designated by such Board, may participate and hold a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting pursuant to a conference call or similar communications equipment shall constitute presence in person at such meeting.

                                      IV.

                                    OFFICERS

         Section 1. Officers. The officers of the Company shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws. The officers shall consist of a President and a Secretary and such other officers and assistant officers as may be deemed necessary and as may be elected or appointed by the Board of Directors, from time to time, or chosen in such other manner as may be prescribed by the Bylaws. Two or more offices may be held by the same person, but, when applicable, no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, or these Bylaws to be executed, acknowledged, or verified by two or more officers. None of the elected officers, with the exception of the Chairman of the Board, must be a member of the Board of Directors.

         Section 2. Election and Term of Office. The officers of the Company to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be held. The officers shall hold office until their earlier death, resignation, retirement, disqualification or removal from office and until their successors shall have been duly elected and qualified.

         Section 3. Compensation. The compensation of the officers shall be determined by the Board of Directors and may be altered by the Board, from time to time, except as otherwise provided by contract, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a Director of the Company. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Company's business.

         Section 4. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Company, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office for the unexpired portion of such term or until a successor is chosen and qualified.

         Section 5. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best





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interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 6. President. The President may serve as the Chief Executive Officer of the Company unless the Board of Directors designates a chief executive officer. Subject to the control of the Board of Directors, the President shall have general executive charge, management and control of the affairs, properties and operations of the Company in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, properties and operations as may be reasonably incident to such responsibilities; the President may appoint or employ and discharge employees and agents of the Company and fix their compensation; the President may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures, notes, other evidences of indebtedness and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Company, and, with the Secretary or an Assistant Secretary, the President may sign all certificates for shares of the capital stock of the Company; he shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon the President by the Board of Directors.

         Section 7. The Vice Presidents. Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated by the President or the Board of Directors. In the absence of the President or in the event of the death, inability, or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company; and shall perform such other duties as from time to time may be assigned to such Vice President by the President, or by the Board of Directors.

         Section 8. Secretary. It shall be the duty of the Secretary to give notice to and attend all meetings of the shareholders and Board of Directors and record correctly all votes, actions and the minutes of all proceedings had at such meetings in a book suitable for that purpose. It shall also be the duty of the Secretary to attest, by personal signature and the seal of the Company, all stock certificates issued by the Company and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Company. The Secretary shall also attest, by personal signature and the seal of the Company, all deeds, conveyances, or other instruments requiring the seal of the Company. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the President and the Board of Directors, such other duties as may be assigned to such officer. The duties of the Secretary may also be performed by any





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
Assistant Secretary. In the absence of the appointment of a Treasurer for the Company, the Secretary shall perform the duties of the Treasurer.

         Section 9. Treasurer. The Treasurer shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Company. The Treasurer shall keep such monies and securities of the Company as may be entrusted to safe keeping and account for the same. The Treasurer shall be prepared at all times to give information as to the condition of the Company and shall make a detailed annual report of the entire business and financial condition of the Company. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the President and the Board of Directors, such other duties as may be assigned to such officer. The duties of the Treasurer may also be performed by any Assistant Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine.

         Section 10. Delegation of Authority. In the case of any absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the President or the Board of Directors may delegate some or all the powers or duties of such officer to any other officer or to any Director, employee, shareholder, or agent for whatever period of time seems desirable.

                                       V.

                                INDEMNIFICATION

         Section 1. Indemnification of Directors, Officers, Employees, and Agents. The Company shall indemnify to the full extent from time to time permitted by law any Director, officer, employee, or agent of the Company made, or threatened to be made a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative, or any other kind, by reason of the fact that such person is or was a Director, officer, employee or other corporate agent of the Company or any subsidiary of the Company or serves or served any other enterprise at the request of the Company (including service as a fiduciary with respect to any employee benefit plan of the Company or any subsidiary of the Company against expenses (including attorney's fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, or any appeal therein. No indemnification pursuant to this Article shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

         Section 2. Additional Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any right to which those seeking indemnification may be entitled from the Company or any other entity under any statute, other bylaw, agreement, provision of the Company's Articles of Incorporation, vote of shareholders or disinterested Directors or otherwise, both as to action in official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, advisory Director, officer, employee or agent and shall inure to the benefit Of the heirs, executors and administrators of such a person. However, any amount actually received as the proceeds of any such other indemnification shall be deducted from the amount, if any, which he may be entitled to receive pursuant to this Article.

         Section 3. Insurance. By action of its Board of Directors, notwithstanding any interest of the Directors in the action, to the full extent permitted by the Texas Business Corporation Act, the Company may purchase and maintain insurance, in such amounts and against such risks as the Board of Directors deems appropriate, on behalf of any person who is or was a Director, advisory Director, officer, employee or agent of the Company, or of any entity a majority of the voting stock of which is owned by the Company, or who is or was serving at the request of the Company as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the Director and incurred by such person in any such capacity, or arising out of the status as such, whether or not the Company would have the power or would be required to indemnify the Director against such liability under the provisions of this Article, or of the Company's Articles of Incorporation or of the Texas Business Corporation Act.

         Section 4. Reliance Upon Books, Reports and Records. Neither a Director nor a member of any committee shall be liable if, in the exercise of ordinary care, they relied and acted in good faith upon written financial statements of the Company represented to them to be correct by the President or by the officer of the Company having charge of its books of account, or certified by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Company, nor shall they be so liable if, in the exercise of ordinary care and in good faith, in determining the amount available for payment of a dividend or other distribution, they considered the assets of the Company to be of their book value.

                                      VI.

                            MISCELLANEOUS PROVISIONS

         Section 1. Amendments. These Bylaws may be altered, amended, or repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present or by unanimous written consent of all the Directors, subject to repeal or change by action of the Shareholders.

         Section 2. Waiver. Whenever, under the provisions of any law, the Articles of Incorporation or amendments thereto, or these Bylaws, any notice is required to be given under the provisions of these Bylaws to any shareholder, Director, or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 3. Offices. The principal office of the Company shall be designated by resolution of the Board of Directors. The Company may also have, in addition to its registered office in the State of Texas, offices at such other places as the Board of Directors may, from time to time, designate or as its business may require.

         Section 4. Resignations.. Any Director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 5. Seal. The Company may adopt a seal which may be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

         The Board of Directors may determine not to adopt a seal for the Company in which case, any documents or instruments providing for the use of a seal shall be valid despite the lack of a corporate seal.

         Section 6. Telephone Meetings. Shareholders and Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all participants in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 7. Securities of other Corporation. The President or any Vice President of the Company shall have power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

         Section 8. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

         Section 9. Dividends. Dividends upon the outstanding shares of the Company, subject to the provisions of the statutes and of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Company, or in any combination thereof.

         Section 10. Reserves. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Company, such reserve or reserves as the Directors from time to time in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Company, or for such other purpose as the

Directors shall think beneficial to the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 11. Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are permitted by these Bylaws and as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.

         Section 12. Surety Bonds. Such officers and agents of the Company (if any) as the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the Board of Directors may determine. The premiums on such bonds shall be paid by the Company, and the bonds so furnished shall be in the custody of the Secretary.

         Section 13. Loans and Guaranties. The Company may lend money to, guaranty obligations of, and otherwise assist its Directors, officers and employees if the Board of Directors determines that such loans, guaranties, or assistance reasonably may be expected to benefit, directly or indirectly, the Company.

         Section 14. Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.

         Section 15. Gender. Pronouns of any gender or singular number used in this Agreement shall be deemed to include any other gender or the plural, when the same are required in these Bylaws.





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